UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2015 (September 30, 2015)

PACIFIC PREMIER BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22193	33-0743196
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17901 Von Karman Avenue, Suite 1200, Irvine, CA	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 864-8000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.          ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 30, 2015, Pacific Premier Bancorp, Inc., a Delaware corporation (“PPBI”), and Security California Bancorp, a California corporation (“SCB”), entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) pursuant to which SCB will be merged with and into PPBI, with PPBI surviving (the “Corporate Merger”), immediately followed by the merger of SCB’s wholly-owned bank subsidiary, Security Bank of California (“Security Bank”), with and into Pacific Premier Bank, the wholly-owned bank subsidiary of PPBI (“Pacific Premier”), with Pacific Premier surviving (the “Bank Merger”). The Corporate Merger and Bank Merger are collectively referred to in this Current Report on Form 8-K as the “Proposed Transaction.”  A copy of the Merger Agreement is included as Exhibit 2.1 to this Current Report on Form 8-K.  A summary of the material terms of the Merger Agreement follows.

Merger Consideration

The consideration payable to SCB shareholders upon completion of the Proposed Transaction (the “Merger Consideration”) will consist of whole shares of PPBI common stock, par value $0.01 per share (“PPBI Common Stock”), and cash in lieu of fractional shares of PPBI Common Stock.  The shares of PPBI Common Stock issuable as part of the Merger Consideration is subject to adjustment in certain circumstances, as described below.  Upon consummation of the Corporate Merger, each share of SCB common stock, no par value per share (“SCB Common Stock”), issued and outstanding immediately prior to the effective time of the Corporate Merger will be canceled and converted into the right to receive 0.9269 shares of PPBI Common Stock (the “Exchange Ratio”), so long as the average closing price of PPBI Common Stock during the 20 trading day period ending on the fifth business day prior to the effective time of the Corporate Merger (the “PPBI Average Share Price”) is equal to or greater than $16.550 but less than or equal to $22.391. To the extent the PPBI Average Share Price is less than $16.550, the Exchange Ratio will equal the quotient resulting when (i) $15.936 is divided by (ii) the PPBI Average Share Price, rounded to the nearest ten-thousandth. To the extent the PPBI Average Share Price is greater than $22.391, the Exchange Ratio shall equal the quotient resulting when (i) $21.560 is divided by (ii) the PPBI Average Share Price, rounded to the nearest ten-thousandth.

SCB Options

Upon consummation of the Corporate Merger, each outstanding, vested and unexercised option to acquire shares of SCB Common Stock will be canceled in exchange for the right to receive a single lump sum cash payment, unless the exercise price per share of any such option is equal to or greater than $18.75, in which case such option will be canceled without any cash payment being made in respect thereof.

Shareholder Agreements

As an inducement for PPBI to enter into the Merger Agreement, each director and executive officer of SCB who owns shares of SCB Common Stock, reflecting an aggregate of approximately 30.64% of the outstanding SCB Common Stock, entered into a shareholder agreement with PPBI and SCB pursuant to which he or she agreed, among other things, to vote all shares of SCB Common Stock beneficially owned by him or her in favor of adoption and approval of the Merger Agreement and any other matters required to be approved for the consummation of the Proposed Transaction at any meeting of the shareholders of SCB.  These shareholders also agreed to certain restrictions on their ability to transfer their shares of SCB Common Stock.  In addition, each director and executive officer of SCB agreed to refrain from soliciting customers and employees of SCB or its subsidiaries for a period of two (2) years following the closing of the Proposed Transaction.  The form of shareholder agreement is included as Annex A to the Merger Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1.

Redemption of SCB Preferred Stock

In connection with the closing of the Proposed Transaction, SCB and PPBI will work together to cause or facilitate the redemption (the “SBLF Redemption”) of SCB’s outstanding shares of Senior Non-Cumulative Perpetual Preferred Stock, Series C (the “SCB SBLF Preferred Stock”), which are held by the United States Department of the Treasury (the “Treasury”), or alternatively, PPBI may issue shares of its preferred stock (or have Pacific Premier issues shares of its preferred stock) to the Treasury similar to and in exchange for the SCB SBLF Preferred Stock.  The redemption price (including accrued and unpaid interest) for the outstanding SCB SBLF Preferred Stock as of the date of this filing is approximately $7.2 million.  PPBI anticipates that it will use available cash-on-hand to pay the redemption price if the SCB SBLF Preferred Stock is redeemed in connection with the closing of the Proposed Transaction.

Appointment of Directors

Pursuant to the Merger Agreement, PPBI is required to take all action necessary to appoint or elect, effective as of the effective time of the Proposed Transaction, two individuals, each of whom must be mutually agreeable to PPBI and SCB, as directors of PPBI and Pacific Premier.  Each individual will serve until the first annual meeting of shareholders of PPBI following the effective time of the Proposed Transaction and until his successor is elected and qualified.  Subject to the fiduciary duties of the PPBI Board of Directors, PPBI is required to include such individuals on the list of nominees for director presented by the PPBI Board of Directors and for which the PPBI Board of Directors will solicit proxies at the first annual meeting of shareholders of PPBI following the effective time of the Proposed Transaction.

Representations and Warranties

The Merger Agreement contains customary representations and warranties from SCB, which are qualified by the confidential disclosures provided by SCB to PPBI, and customary representations and warranties from PPBI.

Business Pending the Proposed Transaction

SCB is required under the Merger Agreement to conduct its business in the ordinary and usual course consistent with past practice, to use reasonable best efforts to preserve its business organization, keep available the present services of its employees and preserve for itself and PPBI the goodwill of the customers of SCB and others with whom business relations exist.

Conditions to the Proposed Transaction

The consummation of the Proposed Transaction is subject to a number of conditions, which include: (i) the approval of the Merger Agreement by SCB’s shareholders and the approval of the issuance of shares of PPBI Common Stock by PPBI’s shareholders; (ii) as of the month-end prior to the closing of the Proposed Transaction, Security Bank must have an aggregate outstanding balance of non-maturity deposits equal to at least $508.2 million, which represents 95% of such aggregate outstanding balance as of August 31, 2015; (iii) as of the closing of the Proposed Transaction, SCB shall have tangible common equity of not less than $68.0 million, subject to certain assumptions and adjustments that are set forth in the Merger Agreement; (iv) the receipt of all necessary regulatory approvals for the Proposed Transaction, without the imposition of conditions or requirements which the PPBI board of directors reasonably determines in good faith would, individually or in the aggregate, materially reduce the benefits of the Proposed Transaction; (v) the absence of any regulation, judgment, decree, injunction or other order of a governmental authority which prohibits the consummation of the Proposed Transaction or which prohibits or makes illegal the consummation of the Proposed Transaction; (vi) the issuance of shares of PPBI Common Stock to SCB’s shareholders that are registered with the Securities and Exchange Commission (the “SEC”) and such shares being approved for listing on the Nasdaq Global Market; (vii) dissenting shares of SCB Common Stock must not represent 10% or more of the outstanding shares of SCB Common Stock; (viii) each of Ernest Hwang and James A. Robinson, Jr. must have entered into an employment agreement with Pacific Premier in a form mutually agreed to by Mr. Hwang and Mr. Robinson, as the case may be, on the one hand and Pacific Premier on the other hand, with such employment agreements to become effective upon the closing of the Proposed Transaction; (ix) all representations and warranties made by PPBI and SCB in the Merger Agreement must remain true and correct, except for certain inaccuracies that would not have, or would not reasonably be expected to have, a material adverse effect; and (x) PPBI and SCB must have performed their respective obligations under the Merger Agreement in all material respects

Termination Fee

SCB must pay PPBI a termination fee in the amount of $4.5 million if the Merger Agreement is terminated under certain circumstances.

Expenses of the Proposed Transaction

Each party will bear all expenses incurred by it in connection with the Merger Agreement and the transactions contemplated thereby, provided that, in the event (i) certain expenses related to the termination of specified technology and data processing services provided to Security Bank exceed $3.25 million, and/or (ii) certain transaction-related expenses incurred by SCB exceed $5.0 million, any excess will result in a proportionate reduction in the Exchange Ratio, as described in the Merger Agreement.  The expenses described in clause (i) above may exceed $3.25 million without resulting in an adjustment to the Exchange Ratio so long as, and only to the extent that, the expenses described in clauses (i) and (ii) above do not exceed $8.25 million in the aggregate, with any excess over $8.25 million resulting in a proportionate reduction in the Exchange Ratio.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

In addition, such representations and warranties (i) will not survive consummation of the Proposed Transaction, unless otherwise specified therein, and cannot be the basis for any claims under the Merger Agreement by the other party after termination of the Merger Agreement, except as a result of fraud or willful breach of the provisions of the Merger Agreement, and (ii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement.  Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.  Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding PPBI, Pacific Premier, SCB, Security Bank, or their respective affiliates or their respective businesses.

ITEM 8.01.          OTHER EVENTS.

On October 1, 2015, PPBI issued a press release announcing the execution of the Merger Agreement.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.  In addition, PPBI has prepared an investor presentation regarding the Proposed Transaction, which it expects to use in connection with presentations to analysts and investors.  A copy of the investor presentation is attached as Exhibit 99.2 to this Current Report on Form 8-K.  For additional information about the Proposed Transaction, see Item 1.01 of this Current Report on Form 8-K.

Information contained herein, including Exhibits 99.1 and 99.2, shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, as amended, nor shall such information and Exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

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Forward Looking Statements

This Current Report on Form 8-K may contain forward-looking statements regarding PPBI, Pacific Premier, SCB, Security Bank and the Proposed Transaction.  These statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.  Such risks and uncertainties include, but are not limited to, the following factors:  the expected cost savings, synergies and other financial benefits from the acquisition might not be realized within the expected time frames or at all; governmental approval of the Proposed Transaction may not be obtained or adverse regulatory conditions may be imposed in connection with governmental approvals of the Proposed Transaction; conditions to the closing of the Proposed Transaction may not be satisfied; the SCB shareholders may fail to approve the consummation of the Proposed Transaction and the shareholders of PPBI may not approve the issuance of PPBI Common Stock in connection with the Proposed Transaction.  Annualized, pro forma, projected and estimated numbers in this press release are used for illustrative purposes only, are not forecasts and may not reflect actual results.

PPBI, Pacific Premier, SCB and Security Bank undertake no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Notice to Shareholders

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  In connection with the Proposed Transaction, a registration statement on Form S-4 will be filed with the SEC by PPBI.  The registration statement will contain a joint proxy statement/prospectus to be distributed to the shareholders of SCB and PPBI in connection with their vote on the acquisition or the issuance of the shares of PPBI Common Stock, respectively.  SHAREHOLDERS OF SCB AND PPBI ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE JOINT PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  The final joint proxy statement/prospectus will be mailed to shareholders of SCB and PPBI.  Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov.  In addition, documents filed with the SEC by PPBI will be available free of charge by accessing PPBI’s website at www.ppbi.com or by writing PPBI at 17901 Von Karman Avenue, Suite 1200, Irvine, CA 92614, Attention:  Investor Relations, or by writing SCB at 3403 Tenth Street, Suite 830, Riverside, CA 92501, Attention:  Corporate Secretary.

The directors, executive officers and certain other members of management and employees of PPBI may be deemed to be participants in the solicitation of proxies in respect of the proposed acquisition.  Information about the directors and executive officers of PPBI is included in the proxy statement for its 2015 annual meeting of PPBI shareholders, which was filed with the SEC on April 27, 2015.  The directors, executive officers and certain other members of management and employees of SCB may also be deemed to be participants in the solicitation of proxies in favor of the acquisition from the shareholders of SCB.  Information about the directors and executive officers of SCB will be included in the joint proxy statement/prospectus for the acquisition of SCB.  Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed acquisition of SCB when it becomes available.  Free copies of this document may be obtained as described in the preceding paragraph.

ITEM 9.01.          FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit
Number

2.1	Agreement and Plan of Reorganization, dated as of September 30, 2015, by and between Pacific Premier Bancorp, Inc. and Security California Bancorp.

99.1	Press release, dated October 1, 2015.

99.2	Investor Presentation, dated October 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC PREMIER BANCORP, INC.

Dated:	October 1, 2015	By:	/s/ Steven R. Gardner
Steven R. Gardner
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number

2.1	Agreement and Plan of Reorganization, dated as of September 30, 2015, by and between Pacific Premier Bancorp, Inc. and Security California Bancorp.

99.1	Press release, dated October 1, 2015.

99.2	Investor Presentation, dated October 1, 2015.